UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2021

_________________________________________________________
Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
The information required by this item is included in Item 2.03 below and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 2, 2021 (the “Closing Date”), Science Applications International Corporation (“SAIC”) entered into the Fourth Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 31, 2018, as amended by the First Amendment, dated as of February 19, 2020, as further amended by the Second Amendment, dated as of March 13, 2020, and as further amended by the Third Amendment, dated as of March 1, 2021 (the "Existing Credit Agreement"), among SAIC, as borrower, Citibank, N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto, which established a new senior secured incremental term loan credit facility commitment in the amount of $100 million (the “Term 2 Advance”). The entirety of the Term 2 Advance was borrowed by SAIC on the Closing Date, and the proceeds were immediately used to pay a portion of the purchase price of Halfaker and Associates, LLC (“Halfaker”). Upon the acquisition of Halfaker by SAIC, Halfaker became a wholly owned domestic subsidiary of SAIC.
The Term 2 Advance will amortize quarterly beginning October 31, 2021 at 0.3125% of the original borrowed amount thereunder. The Term 2 Advance may be prepaid at any time without penalty and is subject to the same mandatory prepayments, including from excess cash flow, as the Company’s existing term loans under the Existing Credit Agreement. The Term 2 Advance will mature and be due and payable in full on October 31, 2023.
The Term 2 Advance is secured by substantially all of the assets of the Company and the Company’s wholly owned domestic subsidiaries, and is guaranteed by each of the Company’s wholly owned domestic subsidiaries. The Term 2 Advance will bear interest at a variable rate of interest based on LIBOR or a base rate, plus an applicable margin of 1.25% to 2.00% for LIBOR loans and 0.25% to 1.00% for base rate loans, dependent upon SAIC’s leverage ratio.
The Term 2 Advance will be subject to the same covenants and events of default as the Company’s existing term loans under the Existing Credit Agreement. The Fourth Amendment also contains certain other minor conforming amendments. The remaining terms of the Existing Credit Agreement are unchanged.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Fourth Amendment to the Third Amended and Restated Credit Agreement, dated July 2, 2021, by and among SAIC, Citibank N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2021
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary